WINTRUST FINANCIAL CORPORATION
FORM 10-K, EXHIBIT 12.1

Computation of Ratio of Earnings to Fixed Charges

The following table presents the calculation of the ratio of earnings to fixed charges for the last five years.

(dollars in thousands)

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

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                                                                        Years ended December 31,
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                                                        2002         2001         2000        1999         1998
                                                     ---------------------------------------------------------------

Income before income taxes                    A         $ 42,495     $ 29,129     $ 16,448    $ 14,151      $ 4,709
                                                     ---------------------------------------------------------------

Interest expense:
  Interest on deposits                                  $ 70,061     $ 83,503     $ 78,670    $ 56,026    $ 49,069
  Interest on other borrowings                C           14,044        8,938        8,514       5,571       2,146
                                                     ---------------------------------------------------------------
    Total interest expense                    B         $ 84,105     $ 92,441     $ 87,184    $ 61,597    $ 51,215
                                                     ---------------------------------------------------------------

Ratio of earnings to fixed charges:
  Including deposit interest              (A+B) / B        1.51x        1.32x        1.19x       1.23x        1.09x
  Excluding deposit interest              (A+C) / C
                                                           4.03x        4.26x        2.93x       3.54x        3.19x
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